UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D. C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d)of the Securities Exchange Act of 1934 Date of Report (Date of earliest event reported): May 11, 2010

First Financial Holdings, Inc.
(Exact name of registrant as specified in charter)

Delaware	0-17122	57-0866076
State or other jurisdiction of incorporation	Commission File Number	I.R.S. Employer I.D. number

2440 Mall Drive, Charleston, South Carolina 29406
(Address of principal executive offices)

Registrant's telephone number (including area code): (843) 529-5933

Not applicable
(Former name or former address, if changed since last report)

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4c under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) and (c)

On May 11, 2010, First Financial Holdings, Inc. (“Company”), the holding company for First Federal Savings and Loan Association of Charleston, Charleston, South Carolina ("First Federal"), announced that in accordance with its succession plan, the following management changes were made effective May 10, 2010:

Mr. R. Wayne Hall, the Principal Financial Officer and Chief Financial Officer of the Company since May 2007 and First Federal’s Chief Operating Officer since July 2009, was appointed President and Chief Executive Officer of the Company and Chief Executive Officer of First Federal.  Mr. Hall succeeds Mr. A. Thomas Hood in these positions.

Mr. Hood, the former President and Chief Executive Officer of the Company and First Federal, will continue to serve as President of First Federal.  He will also continue to serve as a director on the Boards of Directors of the Company and First Federal.  Mr. Hood intends to retire in June 2011.

In addition, the Company announced that Ms. Blaise B. Bettendorf was appointed Chief Financial Officer of First Financial and First Federal. Ms. Bettendorf joined the Company in January 2010 and prior to her appointment as Chief Financial Officer had served as Chief Accounting Officer of the Company and First Federal.

For additional information, see the Company’s press release which is furnished herewith as Exhibit 99.1, and is incorporated herein by reference.

Section 9 -- Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit (99.1). Press release dated May 11, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST FINANCIAL HOLDINGS, INC

/s/ R. Wayne Hall
R. Wayne Hall
President and Chief Executive Officer

Date: May 11, 2010

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press release dated May 11, 2010